SCHEDULE 14A
                            (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.   )




Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]
Check the appropriate box:
[X] Preliminary proxy statement    [ ]Confidential, for use of the Commission
[ ] Definitive proxy statement        only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

          ________________________Photronics, Inc._________________________
                 (Name of Registrant as specified in Its Charter)
          _________________________________________________________________
       (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]   No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
      (1) Title of each class of securities to which transaction applies:
      _____________________________________________________________
      (2) Aggregate number of securities to which transaction applies:
      _____________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      _____________________________________________________________
      (4) Proposed maximum aggregate value of transaction:
      _____________________________________________________________
      (5) Total fee paid:
      _____________________________________________________________
[  ]  Fee paid previously with preliminary materials:
      _____________________________________________________________
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1) Amount previously paid:
      _____________________________________________________________
      (2) Form, schedule or registration statement number:
      _____________________________________________________________
      (3) Filing party:
      _____________________________________________________________
      (4) Date filed:
      _____________________________________________________________




FORMS\14A/p

                           PHOTRONICS, INC.
                       1061 East Indiantown Road
                        Jupiter, Florida  33477
                            (561) 745-1222


----------------------------------------------------------------------


               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON NOVEMBER 13, 1997


                             -------------




TO THE SHAREHOLDERS OF PHOTRONICS, INC.


           Notice is hereby given that a Special Meeting of Shareholders of Photronics, Inc. will be held at the offices of the Company, 1061 East Indiantown Road, Jupiter, Florida 33477, on Thursday, November 13, 1997, at 10:00 a.m. local time, for the following purpose:


        1) To approve an amendment to the Company's Certificate of Incorporation increasing the authorized Common Stock of the Company from 20,000,000 to 75,000,000 shares.


           The Board of Directors has fixed October 1, 1997 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting.

           WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.


                                 By Order of the Board of Directors



                                          Jeffrey P. Moonan
                                              Secretary


October 6, 1997






FORMS\ProxySpMtg.97/p

                            PHOTRONICS, INC.
                       1061 East Indiantown Road
                        Jupiter, Florida  33477
                             (561) 745-1222

------------------------------------------------------------------------

                            PROXY STATEMENT


                For the Special Meeting of Shareholders
                    to be held on November 13, 1997



           The enclosed proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Photronics, Inc. (the "Company"), 1061 East Indiantown Road, Jupiter, Florida 33477, to be voted at a Special Meeting of Shareholders to be held on Thursday, November 13, 1997, at 10:00 a.m. local time at the offices of the Company, 1061 East Indiantown Road, Jupiter, Florida 33477, or any adjournments thereof (the "Special Meeting"). At the Special Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding stock will be necessary to constitute a quorum.

           The persons named as proxies on the accompanying proxy card have informed the Company of their intention, if no contrary instructions are given, to vote the shares represented by such proxies in favor of the amendment to the Certificate of Incorporation. No business, other than that specified in this Notice, may be brought before the Special Meeting.

           Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date;
or (c) appearance by the shareholder at the meeting and his request for the return of his proxy. Any such notice or proxy should be sent to Photronics, Inc., 1061 East Indiantown Road, Jupiter, Florida 33477,
Attention: Jeffrey P. Moonan. Appearance at the meeting without a request for return of a proxy will not revoke a previously executed and delivered proxy.

           Only shareholders of record at the close of business on October 1, 1997 are entitled to notice of and to vote at the Special Meeting. As of October 1, 1997, there were __________ shares of Common Stock issued and outstanding, each of which is entitled to one vote. The matter to come before the meeting that is listed in the Notice of Meeting requires, to be adopted, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting.
Abstentions will be considered as present but will not be considered as votes in favor of any matter; broker non-votes will not be considered as present for the matter as to which the shares are not voted. This proxy statement and the attached form of proxy are first being sent or given to shareholders on or about October 6, 1997.

           OWNERSHIP OF COMMON STOCK BY DIRECTORS, NOMINEES,
                OFFICERS AND CERTAIN BENEFICIAL OWNERS

           To the best knowledge of the Company based on information filed with the Securities and Exchange Commission and the Company's stock records, the following table sets forth the beneficial ownership of the Company's Common Stock as of September 1, 1997, by (i) beneficial owners of more than five percent of the Company's Common Stock, (ii) each director,
(iii) each executive officer and (iv) all directors and executive officers of the Company as a group.

 Name and Address            Amount and Nature of      Percentage
of Beneficial Owner         Beneficial Ownership(1)     of Class

Robert J. Bollo                    15,625(2)               *
 1061 East Indiantown Road
 Jupiter, FL  33477

Walter M. Fiederowicz              24,350(2)(3)            *
 39 Painter Hill Road
 Woodbury, CT  06798

Joseph A. Fiorita, Jr.             18,125(2)               *
 146 Deer Hill Avenue
 Danbury, CT  06810

Yukio Tagawa                    1,590,000(5)              13.2%
 Toppan Printing Co., Ltd.
 2-2-7 Yaesu, Chuo-ku
 Tokyo, Japan 104

Constantine S. Macricostas      1,472,296(2)(4)           12.1%
 1061 East Indiantown Road
 Jupiter, FL  33477

Macricostas Partners, L.P.      1,140,000                  9.5%
1122 Bel Air
Allen, Texas 75013

Jeffrey P. Moonan                  64,375(2)               *
 1061 East Indiantown Road
 Jupiter, FL  33477

Toppan Printing Co., Ltd.       1,590,000                 13.2%
 1, Kanda Izumi-cho
 Chiyoda-ku
 Tokyo, Japan 101

Michael J. Yomazzo                175,859(2)(6)            1.4%
 1061 East Indiantown Road
 Jupiter, FL  33477

Directors and Executive         3,360,630(7)              27.3%
 Officers as a group
     (7 persons)
----------------
 *  Less than 1%
----------------

(1) Except as otherwise indicated, the named person has the sole voting and investment power with respect to the shares of the Company's Common Stock set forth opposite such person's name.
(2) Includes shares of Common Stock subject to stock options exercisable as of October 30, 1997 as follows: Mr. Bollo (15,625); Mr. Fiederowicz (14,925); Mr. Fiorita (14,925); Mr. Macricostas (158,128); Mr. Yomazzo (65,150); and Mr. Moonan (53,125). Also includes shares subject to forfeiture under restricted stock awards as follows: Mr. Fiederowicz (3,000) and Mr. Fiorita (3,000).
(3) Includes 6,025 shares owned by the wife of Mr. Fiederowicz and 400 shares owned by his child, as to which shares he disclaims beneficial ownership.
(4) Includes 17,000 shares held by the wife of Mr. Macricostas as to which shares he disclaims beneficial ownership. Also includes 1,140,000 shares owned by Macricostas Partners, L.P., of which Mr. Macricostas is a limited partner and 25,309 shares owned by the corporate general partner of such partnership of which Mr. Macricostas is President and Director and a significant shareholder. Mr. Macricostas disclaims ownership of those shares not represented by his ownership interests.
(5) Includes 1,590,000 shares owned by Toppan Printing Co., Ltd. of which Mr. Tagawa is a director, as to which shares Mr. Tagawa disclaims ownership.
(6) Also includes 25,000 shares held by the wife of Mr. Yomazzo as to which shares he disclaims beneficial ownership. Also includes 43,000 shares owned by Yomazzo Associates Limited Partnership of which Mr. Yomazzo is a general partner and a limited partner. Mr. Yomazzo disclaims ownership of those shares not represented by his ownership interests.
(7)   Includes the shares listed in notes (2), (3), (4), (5) and (6), above.

                     INCREASE IN AUTHORIZED SHARES

           The Board of Directors has adopted an amendment to the Company's Certificate of Incorporation which would amend Article Third of the Certificate of Incorporation by increasing the number of authorized shares of Common Stock, par value $0.01 per share, from 20,000,000 shares to 75,000,000 shares. The adoption of the amendment would effect no change in the Company's outstanding shares.

           On September 1, 1997, 11,993,503 shares of Common Stock were outstanding. In addition, an aggregate of 1,512,906 shares were reserved for issuance under the Company Stock Option or Employee Stock Purchase Plans and 1,850,280 shares were reserved for issuance upon conversion of the Company's $103.5 million principal amount of six percent (6%) convertible subordinated notes due 2004 (the "Convertible Notes"). In addition, the Certificate of Incorporation permits the issuance of up to 2,000,000 shares, par value $0.01 per share, of preferred stock ("Preferred Stock"). Reference is made to the Company's financial statements included in its 1996 Annual Report to Shareholders and quarterly report on Form 10-Q for the period ended August 3, 1997 for a more detailed description of the Company's equity and financial position. If the number of authorized shares of Common Stock is increased, there will be 59,643,311 shares of Common Stock authorized and not outstanding or reserved for issuance before giving effect to the anticipated stock split referred to below. Under the Company's Certificate of Incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of Common Stock without obtaining approval from the holders of the Common Stock. If additional Common Stock is issued, there could be a dilutive effect on earnings per share, and on the equity and voting power of those already holding Common Stock. The Company's shareholders do not have cumulative voting rights or pre-emptive rights.

           The Board of Directors of the Company believes it will benefit the shareholders to have additional unreserved shares available for issuance in order that adequate shares may be available for the possible issuance of Common Stock in connection with a possible financing of the Company's business or of an acquisition. The Company has announced a 2 for 1 stock split which is contingent upon approval of this amendment. In addition, the Company continually evaluates its financial position, sources of capital and acquisition opportunities and may seek additional equity financing if it deems it appropriate or use shares of Common Stock in connection with future acquisitions. After giving effect to the stock split, an aggregate of approximately 23,987,006 shares of Common Stock would be outstanding, 3,025,812 shares would be reserved for issuance under the Company's Stock Option and Employee Stock Purchase Plans,
3,700,560 shares would be reserved for issuance upon conversion of the Convertible Notes, and 44,286,622 shares of Common Stock would be authorized but not outstanding or reserved for issuance.

           Authorized and not outstanding shares of Common Stock or Preferred Stock could be issued (within the limits of applicable law and National Association of Securities Dealers National Market System rules as and to the extent such rules may apply or be observed by the Company), by private placement or otherwise, without shareholder action, in one or more transactions. Any such issuance or the availability of additional authorized Common Stock, could render more difficult or discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of the Company's securities, the removal of incumbent management, or shareholders' opportunities to participate in mergers, tender offers or other transactions, without regard to whether such action may be favorable to the interests of the shareholders. While the Company has not implemented any provisions in its certificate of incorporation or by-laws having an anti-takeover effect, members of the Board of Directors have the ability to influence, either directly or indirectly, the voting or disposition of a significant percentage of the shares of Common Stock of the Company and could influence the outcome of any attempt to take control of the Company. In addition, each holder of the Convertible Notes may require the Company to repurchase the Convertible Notes in the event of a change of control of the Company, as defined, at a repurchase price of one hundred percent (100%) of the principal amount of the Convertible Notes to be repurchased, plus accrued interest, payable in cash or shares of Common Stock. The Company is not aware of any specific effort by any person or group to obtain control of the Company.

           Approval of this proposed amendment to the Company's Certificate of Incorporation requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting.

      The Board of Directors recommends a vote FOR this proposal.


                             OTHER MATTERS

           In accordance with the Connecticut Business Corporation Act and the Company's By-Laws, no matter other than the matter set forth on this Proxy Statement may be brought before the meeting.


SHAREHOLDER PROPOSALS
           Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company no later than October 13, 1997 and must meet certain eligibility requirements of the Securities and Exchange Commission. Proposals may be mailed to Photronics, Inc. to the attention of Jeffrey P. Moonan, 1061 East
Indiantown Road, Jupiter, Florida 33477.

SOLICITATION OF PROXIES AND COST THEREOF
           This proxy solicitation is being made by the Board of Directors of the Company and the cost of such solicitation of proxies will be borne by the Company. In addition to solicitation of the proxies by use of the mails, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone or cable. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.


                                   By order of the Board of Directors

                                            Jeffrey P. Moonan
                                                Secretary



October 6, 1997
FORMS\ProxySpMtg.97/p

                               P R O X Y
                              ___________

                            Photronics, Inc.

                  1997 Special Meeting of Shareholders

                           November 13, 1997

          ___________________________________________________


The undersigned hereby appoints Constantine S. Macricostas, Michael J. Yomazzo and Jeffrey P. Moonan, or any one or more of them acting in the absence of the others, with full power of substitution, proxies for the undersigned, to vote at the 1997 Special Meeting of Shareholders of Photronics, Inc. to be held at 10:00 a.m. on Thursday, November 13, 1997 at 1061 East Indiantown Road, Jupiter, Florida 33477, and at any adjournment or adjournments thereof according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.


1) To approve an amendment to the Company's Certificate of Incorporation increasing the authorized Common Stock of the Company from 20,000,000 to 75,000,000 shares.







            (Please date and sign proxy card on other side)






   THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The shares represented by this proxy card will be voted (or not voted) on
Item 1, as directed by the shareholder, but if no direction is indicated, will be voted FOR each thereof. The management recommends a vote FOR each of the proposals.

Please sign as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                   _________________________________________________________
                                        Signature(s)

                   _________________________________________________________
                                        Signature(s)

                                                  Dated:____________________



Please mark, sign, date and return the proxy card using the enclosed envelope.














FORMS\ProxySpMtg.97/p